SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

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
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                                  HemaSure Inc.
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                (Name of Registrant as Specified in Its Charter)

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      On March 30, 2001, HemaSure Inc. issued the following press release:

                                  PRESS RELEASE

HemaSure Reports Fourth-Quarter and Year-End 2000 Financial Results

      MARLBOROUGH,  Mass.,  March 30 /PRNewswire/ -- HemaSure Inc. (OTC Bulletin
Board: HMSR) today reported financial results for the fourth quarter and year ended December 31, 2000. As previously disclosed, on February 5, 2001, HemaSure announced that it had signed an agreement with Whatman plc (London Stock
Exchange: WHM) to purchase the Company's assets, except for cash, cash equivalents and marketable securities, and assume the liabilities of the Company, with certain exceptions as defined in the agreement. Upon the closing of the agreement with Whatman, HemaSure is expected to have approximately $17.5 million in a combination of cash, cash equivalents, marketable securities and Whatman common stock.

Fourth-quarter and Year-end 2000 Financial Results
-------------------------------------------------

      Revenues for the fourth quarter of 2000 were $472,000, compared with $673,000 for the fourth quarter of 1999. HemaSure reported a net loss of $4.8 million, or $0.25 per share, for the fourth quarter of 2000, compared with a net loss of $2.7 million, or $0.17 per share, for the same quarter last year. Weighted average shares outstanding, basic and diluted, for the fourth quarter of 2000 were 19.8 million, compared with 15.8 million in 1999. Revenues for the year ended December 31, 2000 were $3.2 million compared with $805,000 for 1999. HemaSure reported a net loss of $16.2 million, or $0.85 per share, for the 12 months ended December 31, 2000, compared with a net loss of $10.7 million, or $0.77 per share, for the 12 months ended December 31, 1999.

      Costs and expenses in the fourth quarter of 2000 were $5.4 million compared with $3.1 million in the fourth quarter of 1999. Costs and expenses for the 12-month period of 2000 were $19.3 million, compared with $10.2 million in 1999. The Company ended the year with approximately $8.7 million in cash, cash equivalents and marketable securities on its balance sheet.

      Significant costs and expenses were incurred in fiscal 2000, first in anticipation of an increase in demand of the Company's r\LS Red Blood Cell Filtration System, then in connection with the suspension of use of the r\LS filter by the American Red Cross resulting from a small number of non-critical reactions in patients who had received a transfusion of blood filtered with the r\LS. This resulted in the termination of the purchase contract by the American Red Cross and of the distribution and development agreement with Gambro BCT, as well as the termination or amendment of key component supply contracts with major vendors, all of which contributed to the significantly higher loss for fiscal 2000.

HemaSure Inc.
------------

      HemaSure Inc. has used its technology to develop innovative filtration technologies designed to help meet today's increasing demand for a safer, more reliable blood supply. Based in Marlborough, Massachusetts, the Company's blood filtration technologies are designed to reduce virus-carrying leukocytes in donated blood to trace levels.

      Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Potential factors could cause actual results to differ materially from those expressed or implied by such statements. These statements include, but are not limited to those relating to the completion of the acquisition of HemaSure's assets and prospects for HemaSure following the sale of its assets to Whatman. Information on the potential factors that could affect the Company's actual results of operations  are  included  in its  filings  with  the  Securities  and  Exchange
Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

      The  Condensed   Consolidated   Statements  of  Operations  and  Condensed
Consolidated  Balance  Sheets,  which were  derived from the  Company's  audited financial statements, follow:

                                  HEMASURE INC.
                 Condensed Consolidated Statements of Operations
                  For The Three and Twelve Month Periods Ended
                           December 31, 2000 and 1999


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
                                                               Three-month periods         Twelve- month periods
(In thousands, except                                           ended December 31,          ended December 31,
per share amounts)
                                                               2000            1999          2000            1999
                                                               ----            ----          ----            ----

       Revenues                                                $472            $673        $3,219            $805

       Costs and expenses:

       Cost of products sold                                  3,341             976         9,095           2,408
       Research & development                                   125           1,099         4,450           2,681
       Legal expense related
         to patents                                             431              46         1,134           1,361
       Selling, general and
         administrative                                       1,107             972         4,191           3,728
       Other operating                                          425               -           425               -

            Total costs and
               expenses                                       5,429           3,093        19,295          10,178

       Loss from operations                                 (4,957)         (2,420)      (16,076)         (9,373)

       Other (expense) income                                   108           (311)         (147)         (1,292)

       Net loss                                            $(4,849)        $(2,731)     $(16,223)       $(10,665)

       Net loss per share
       - basic and diluted                                  $(0.25)         $(0.17)       $(0.85)         $(0.77)

       Weighted average number of common stock outstanding
       - basic and diluted                                   19,773          15,782        19,046          13,766

                                  HEMASURE INC.
                      Condensed Consolidated Balance Sheets

   (In thousands)                                     December 31,  December 31,
                                                              2000          1999
   ASSETS

   Cash, cash equivalents and marketable securities         $8,678        $5,243
   Accounts receivable                                         121           443
   Inventories                                               2,285           806
   Property plant and equipment, net                         1,850         1,547
   Deferred financing costs                                      -           725
   Other assets                                                224           326

   Total assets                                            $13,158        $9,090

   LIABILITIES AND STOCKHOLDERS' EQUITY

   Accounts payable and accrued expenses                    $2,000        $2,719
   Notes payable and capital lease obligations                  43         5,144
   Total stockholders' equity                               11,115         1,227

   Total liabilities and stockholders'
      equity                                               $13,158        $9,090

SOURCE HemaSure Inc.

CONTACT: James B. Murphy, Senior Vice President, Chief Financial Officer